UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2017

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-217678	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 1, 2017, Vantage Drilling International (the “Company”) issued a press release announcing operating results and developments for the fiscal quarter ended June 30, 2017. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 1, 2017, the Company held an Annual General Meeting (the “AGM”). At the AGM, the shareholders of the Company voted on the election of seven directors of the Company to hold office until the next AGM or until their respective successors are duly elected and qualified. The seven nominees of the Board of Directors of the Company were elected at the meeting. As to each nominee for director, the results of the voting were as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
Thomas R. Bates Jr.	4,516,579	14,257	—	—
Matthew W. Bonanno	4,265,041	265,795	—	—
Esa Ikaheimonen	4,516,579	14,257	—	—
Nils E. Larsen	4,516,579	14,257	—	—
Scott McCarty	4,265,041	265,795	—	—
Ihab M. Toma	4,426,383	104,453	—	—
L. Spencer Wells	4,518,336	12,500	—	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Vantage Drilling International dated August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017

VANTAGE DRILLING INTERNATIONAL

/S/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release of Vantage Drilling International dated August 1, 2017.

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